EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Palatin Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	415	(a)(6)	(1)	(2)	(1	)(2)
Fees Previously Paid	Equity	Preferred Stock	415	(a)(6)	(1)	(2)	(1	)(2)
	Other	Debt Securities	415	(a)(6)	(1)	(2)	(1	)(2)
	Other	Warrants	415	(a)(6)	(1)	(2)	(1	)(2)
	Other	Purchase Contracts	415	(a)(6)	(1)	(2)	(1	)(2)
	Other(4)	Units	415	(a)(6)	(1)	(2)	(1	)(2)
	Unallocated Universal Shelf(1)		457	(o)			$100,000,000	(5)	$.0000927	$9,270	S-3	No. 333-226905	February 13, 2019	$13,758.45

Carry Forward Securities
Carry Forward Securities											S-3	No. 333-226905	February 13, 2019	$13,758.45
	Total Offering Amounts		$100,000,000			$9,270
	Total Fees Previously Paid					$6,320
	Total Fee Offsets					$6,158.84
	Net Fee Due					$3,111.16

(1)

There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange, or conversion of securities offered or sold hereunder as shall have an aggregate offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock of Palatin Technologies, Inc. (the “Registrant”) as may be issued upon exercise of warrants registered hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of shares of common stock and preferred stock of the Registrant as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The Registrant will determine the proposed maximum offering price per unit and the proposed maximum aggregate offering price per class from time to time in connection with the issuance of the registered securities. The proposed maximum aggregate offering price for each class is omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.

(4)

Securities registered hereunder may be sold separately or as units with other securities registered hereby, with such units consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, purchase contracts and warrants.

(5)

In connection with the $100,000,000 of maximum aggregate offering price of securities set forth in the table above, pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $66,438,400 of unsold securities (the “Unsold Securities”) that had previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-226905) initially filed on August 17, 2018 and declared effective on February 13, 2019 (the “Prior Registration Statement”) and paid a filing fee for a total of $100,000,000 of securities that may be issued under that registration statement. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the filing fees of approximately $13,758 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $3,111.16 with respect to the remaining $33,561,600 of securities registered hereunder is being paid herewith. In accordance with U.S. Securities and Exchange Commission rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5) under the Securities Act. If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment to this registration statement the new amount of Unsold Securities to be carried forward to this registration statement in reliance upon Rule 415(a)(6) and any filing fee paid in connection with such Unsold Securities and the amount of any new securities to be registered. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources